Exhibit 10.28

AMENDMENT #1

TO

NONQUALIFIED STOCK OPTION AGREEMENTS

For The

LINCOLN NATIONAL CORPORATION

INCENTIVE COMPENSATION PLAN

This Amendment is effective as of August 13, 2014, and applies to (i) all outstanding Nonqualified Stock Options granted by Lincoln National Corporation (“LNC”) under the terms of the Lincoln National Corporation Incentive Compensation Plan (“Original LNC Option Agreements”) and (ii) all outstanding Nonqualified Stock Options granted by Jefferson Pilot Corporation that were assumed by LNC as a result of its 2006 merger with Jefferson Pilot Corporation and thereafter converted by LNC into options to purchase LNC common stock (“Original JP Option Agreements”).

1.  Paragraph 4 of the Original LNC Option Agreements is hereby amended in its entirety to read as follows:

4.  Manner of Exercise

To exercise an Option, Grantee must, on an LNC business day, (1) deliver, mail or fax written notice of the exercise (in the form specified by LNC) to the designated LNC stock option administrator, and (2) submit full payment of the exercise price and the certification of compliance described in Paragraph 5 below.  Such payment may be made in cash or its equivalent or by (i) exchanging Shares owned by the Grantee that are not the subject of any pledge or other security interest; (ii) withholding Shares subject to the Option with a Fair Market Value (as defined in the Plan) on the date of exercise equal to the exercise price; or (iii) a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value (as defined in the Plan) of any such Share so tendered to the Corporation, valued as of the date of such tender, is at least equal to such exercise price.

2.  The paragraph in the Original JP Option Agreements entitled “Are there different ways I can pay the exercise price?” is hereby amended with the addition of new subparagraph 4 to read as follows:

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4.  Net Settlement.  You can pay the exercise price by withholding Option Shares subject to the Option with a Fair Market Value (as defined in the LNC Incentive Compensation Plan) on the date of exercise equal to the exercise price.

IN WITNESS WHEREOF, the Compensation Committee of the LNC Board of Directors has adopted this Amendment as of the effective date set out above.